Exhibit 99

January 30, 2014

HELMERICH & PAYNE, INC. ANNOUNCES FIRST QUARTER RESULTS AND ADDITIONAL NEW BUILD CONTRACTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $173.2 million ($1.59 per diluted share) from operating revenues of $889.2 million for the first quarter of fiscal 2014, compared to net income of $159.6 million ($1.48 per diluted share) from operating revenues of $844.6 million during the first quarter of fiscal 2013, and net income of $159.8 million ($1.47 per diluted share) from operating revenues of $864.5 million during the fourth quarter of fiscal 2013.  Included in net income corresponding to this year’s first fiscal quarter and to last year’s fourth fiscal quarter were $0.03 per diluted share of after-tax gains related to the sale of used drilling equipment.  Included in net income corresponding to last year’s first fiscal quarter were $0.03 per diluted share of after-tax gains related to the sale of used drilling equipment and $0.05 per diluted share of after-tax gains related to the sale of investment securities.

The Company also announced today that it has entered into agreements with four exploration and production companies to build and operate nine additional FlexRigs®* in the U.S.  All of these rigs were ordered under multi-year term contracts and are expected to generate attractive economic returns for the Company. This brings the total number of new build commitments announced in fiscal 2014 to 35 new FlexRigs, including 22 new FlexRigs since the Company’s last earnings release.

Chairman and CEO Hans Helmerich commented, “It is satisfying to once again report record quarterly levels in both revenue and operating income.  We have also continued to see signs of market improvement in the U.S., both in terms of spot pricing and demand for additional FlexRigs.  The flexibility afforded by our new build construction capabilities is allowing us to quickly respond to this renewed level of market demand.  We are pleased to be able to announce an additional nine fully contracted new builds, bringing our fiscal year-to-date total to 35.  We are confident in the Company’s ability to continue to capture market share, create differentiated value for our customers, and deliver attractive returns for our shareholders.”

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News Release

January 30, 2014

Operating Segment Results

Segment operating income for U.S. land operations was $251.0 million for the first quarter of fiscal 2014, compared with $234.4 million for last year’s first fiscal quarter and $235.8 million for last year’s fourth fiscal quarter.  As compared to last year’s fourth fiscal quarter, the number of revenue days for the segment increased by 944 to 23,464 during the first fiscal quarter of 2014.  Average rig revenue per day decreased by $590 to $28,468 as compared to last year’s fourth fiscal quarter.  Also as compared to the prior year’s fourth fiscal quarter, average rig expense per day for the segment decreased by $704 to $12,934 during the first fiscal quarter, resulting in a $114 average rig margin per day increase to $15,534.   The rig revenue and margin per day averages included approximately $422 per day of early termination fees during the first quarter of fiscal 2014 as compared to approximately $737 per day during the previous quarter.  Rig utilization for the Company’s U.S. land segment was 84% for this year’s first fiscal quarter, compared with 82% for last year’s first fiscal quarter and 82% for last year’s fourth fiscal quarter.   At December 31, 2013, the Company’s U.S. land segment had 264 contracted rigs (including 159 under term contracts) and 45 idle rigs.

Segment operating income for the Company’s offshore operations was $18.5 million for the first quarter of fiscal 2014, compared with $15.0 million for last year’s first fiscal quarter and $10.3 million for last year’s fourth fiscal quarter.  The sequential increase in operating income was attributable to a higher average rig margin per day in the first quarter of fiscal 2014 and the inclusion of the $6.4 million settlement charge in the fourth quarter of fiscal 2013.  Excluding the charge in the fourth quarter of fiscal 2013, the average rig margin per day increased by $772 to $27,449 during the first fiscal quarter of 2014.  Rig utilization in the segment was reported at 89% for both the first quarter of fiscal 2014 and fourth quarter of fiscal 2013.

The Company’s international land operations reported segment operating income of $12.8 million for this year’s first fiscal quarter, compared with $9.1 million for last year’s first fiscal quarter and $13.9 million for the fourth quarter of fiscal 2013.  The decrease in segment operating income as compared to last year’s fourth fiscal quarter was mostly attributable to a seven percent decline in revenue days.  The average rig margin per day also declined by $292 to $10,342 during the first quarter of fiscal 2014 as compared to the fourth quarter of fiscal 2013.

Drilling Operations Outlook for the Second Quarter of Fiscal 2014

In the U.S. land segment, the Company expects average rig revenue per day during the second fiscal quarter to be relatively flat as compared to the first quarter of fiscal 2014 (excluding early termination revenues).  The average rig expense per day is expected to increase to slightly over $13,000 per day, and revenue days are expected to increase by approximately two percent during the second fiscal quarter as compared to the prior quarter.  As of today, the U.S. land segment has approximately 269 contracted rigs, including 155 under term contracts.

In the offshore segment, the Company expects the average rig margin per day to decline to approximately $26,000 per day during the second fiscal quarter and revenue days to decline by approximately two percent as compared to the prior quarter.

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News Release

January 30, 2014

In the international land segment, the Company expects total revenue days during the second fiscal quarter to decline by approximately five to ten percent and the average rig margin per day to be relatively flat as compared to the prior quarter.

Capital Expenditures Estimate for Fiscal 2014

Given the increasing demand for FlexRigs, the Company now expects a total of approximately $950 million in capital expenditures during fiscal 2014.  This assumes increasing the new build construction cadence to approximately three rigs per month beginning in April through the end of the fiscal year.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of January 30, 2014, the Company’s existing fleet included 315 land rigs in the U.S., 29 international land rigs and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 21 new H&P-designed and operated FlexRigs and one 3,000 horsepower AC drive rig under long-term contracts with customers in fiscal 2014. Upon completion of these commitments, the Company’s global fleet is expected to have a total of 366 land rigs, including 336 FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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News Release

January 30, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended
CONSOLIDATED STATEMENTS OF	September 30	December 31
INCOME	2013	2013	2012

Operating Revenues:
Drilling — U.S. Land	$707,893	$731,674	$696,030
Drilling — Offshore	54,681	59,054	57,718
Drilling — International Land	98,504	95,341	87,267
Other	3,458	3,083	3,557
	864,536	889,152	844,572

Operating costs and expenses:
Operating costs, excluding depreciation	473,170	474,048	466,871
Depreciation	118,801	120,237	106,599
General and administrative	29,903	32,243	32,421
Research and development	3,813	4,257	3,353
Income from asset sales	(4,385)	(5,664)	(5,219)
	621,302	625,121	604,025

Operating income	243,234	264,031	240,547

Other income (expense):
Interest and dividend income	571	453	426
Interest expense	(1,544)	(1,194)	(1,308)
Gain on sale of investment securities	—	—	8,752
Other	3,186	(345)	(2,084)
	2,213	(1,086)	5,786

Income from continuing operations before income taxes	245,447	262,945	246,333
Income tax provision	85,650	89,763	86,722
Income from continuing operations	159,797	173,182	159,611

Loss from discontinued operations before income taxes	—	—	(8)
Income tax provision	—	—	—
Loss from discontinued operations	—	—	(8)

NET INCOME	$159,797	$173,182	$159,603

Basic earnings per common share:
Income from continuing operations	$1.49	$1.61	$1.50
Income from discontinued operations	$—	$—	$—

Net income	$1.49	$1.61	$1.50

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News Release

January 30, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended
CONSOLIDATED STATEMENTS OF	September 30	December 31
INCOME	2013	2013	2012

Diluted earnings per common share:
Income from continuing operations	$1.47	$1.59	$1.48
Income from discontinued operations	$—	$—	$—

Net income	$1.47	$1.59	$1.48

Weighted average shares outstanding:
Basic	106,522	107,149	105,867
Diluted	108,057	108,577	107,412

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News Release

January 30, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	December 31	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2013	2013

ASSETS
Cash and cash equivalents	$581,414	$447,868
Other current assets	806,120	806,638
Current assets of discontinued operations	3,756	3,705
Total current assets	1,391,290	1,258,211
Investments	312,455	316,154
Net property, plant, and equipment	4,693,770	4,676,103
Other assets	13,072	14,359
TOTAL ASSETS	$6,410,587	$6,264,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$475,488	$449,063
Current liabilities of discontinued operations	3,249	3,210
Total current liabilities	478,737	452,273
Non-current liabilities	1,282,731	1,288,332
Non-current liabilities of discontinued operations	507	495
Long-term notes payable	80,000	80,000
Total shareholders’ equity	4,568,612	4,443,727

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,410,587	$6,264,827

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News Release

January 30, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Three Months Ended
	December 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2013	2012

OPERATING ACTIVITIES:
Net income	$173,182	$159,603
Adjustment for loss from discontinued operations	—	8
Income from continuing operations	173,182	159,611
Depreciation	120,237	106,599
Changes in assets and liabilities	10,093	83,660
Gain on sale of assets and investment securities	(5,664)	(13,971)
Other	7,010	6,031
Net cash provided by operating activities from continuing operations	304,858	341,930
Net cash used in operating activities from discontinued operations	—	(8)
Net cash provided by operating activities	304,858	341,922

INVESTING ACTIVITIES:
Capital expenditures	(140,643)	(219,444)
Proceeds from sale of assets and investment securities	7,913	25,516
Net cash used in investing activities	(132,730)	(193,928)

FINANCING ACTIVITIES:
Dividends paid	(53,860)	(7,432)
Exercise of stock options	8,201	473
Tax withholdings related to net share settlements of restricted stock	(3,049)	(1,677)
Excess tax benefit from stock-based compensation	10,126	5,693
Net cash used in financing activities	(38,582)	(2,943)

Net increase in cash and cash equivalents	133,546	145,051
Cash and cash equivalents, beginning of period	447,868	96,095
Cash and cash equivalents, end of period	$581,414	$241,146

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News Release

January 30, 2014

	Three Months Ended
	September 30	December 31
SEGMENT REPORTING	2013	2013	2012
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$707,893	$731,674	$696,030
Direct operating expenses	360,628	367,186	361,068
General and administrative expense	9,408	9,957	9,321
Depreciation	102,040	103,579	91,253
Segment operating income	$235,817	$250,952	$234,388

Revenue days	22,520	23,464	21,743
Average rig revenue per day	$29,058	$28,468	$28,040
Average rig expense per day	$13,638	$12,934	$12,634
Average rig margin per day	$15,420	$15,534	$15,406
Rig utilization	82%	84%	82%

OFFSHORE OPERATIONS
Revenues	$54,681	$59,054	$57,718
Direct operating expenses	38,910	34,876	37,207
General and administrative expense	2,241	2,330	2,235
Depreciation	3,244	3,350	3,270
Segment operating income	$10,286	$18,498	$15,006

Revenue days	736	736	736
Average rig revenue per day	$60,415	$62,306	$61,936
Average rig expense per day	$42,434	$34,857	$36,154
Average rig margin per day	$17,981	$27,449	$25,782
Rig utilization	89%	89%	89%

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News Release

January 30, 2014

	Three Months Ended
	September 30	December 31
SEGMENT REPORTING	2013	2013	2012
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$98,504	$95,341	$87,267
Direct operating expenses	73,694	71,930	68,639
General and administrative expense	986	1,000	1,039
Depreciation	9,967	9,660	8,478
Segment operating income	$13,857	$12,751	$9,111

Revenue days	2,315	2,156	2,237
Average rig revenue per day	$37,113	$38,433	$35,511
Average rig expense per day	$26,479	$28,091	$27,111
Average rig margin per day	$10,634	$10,342	$8,400
Rig utilization	87%	82%	85%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$53,499	$63,700	$86,359
Offshore Operations	$3,267	$2,766	$6,259
International Land Operations	$12,587	$12,480	$7,828

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News Release

January 30, 2014

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended
	September 30	December 31
	2013	2013	2012
Operating income
U.S. Land	$235,817	$250,952	$234,388
Offshore	10,286	18,498	15,006
International Land	13,857	12,751	9,111
Other	(1,964)	(3,005)	(1,635)
Segment operating income	$257,996	$279,196	$256,870
Corporate general and administrative	(17,268)	(18,956)	(19,826)
Other depreciation	(3,000)	(3,244)	(2,934)
Inter-segment elimination	1,121	1,371	1,218
Income from asset sales	4,385	5,664	5,219
Operating income	$243,234	$264,031	$240,547

Other income (expense):
Interest and dividend income	571	453	426
Interest expense	(1,544)	(1,194)	(1,308)
Gain on sale of investment securities	—	—	8,752
Other	3,186	(345)	(2,084)
Total other income (expense)	2,213	(1,086)	5,786

Income from continuing operations before income taxes	$245,447	$262,945	$246,333

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